UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 16, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

      On June 16, 2004, Apartment Investment and Management Company (“Aimco”), AIMCO Properties, L.P. (“Aimco OP”), and two of their subsidiaries, AIMCO/Bethesda Holdings, Inc. and NHP Management Company (collectively with Aimco and Aimco OP, the “Borrowers”), entered into a First Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of June 16, 2005 (the “First Amendment”), with various pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

      The First Amendment amends the Amended and Restated Senior Secured Credit Agreement, dated as of November 2, 2004 (the “Credit Agreement”), among the Borrowers and certain financial institutions. Prior to giving effect to the First Amendment, the Credit Agreement permitted additional term loans and revolving loans to be made, subject to certain conditions, in an amount not to exceed $100 million, at the interest rate applicable to the then existing revolving and term loans under the Credit Agreement. The First Amendment allows these additional term loans to be made under the Credit Agreement at an interest rate agreed to, at the time of the borrowing, by the Borrowers and the lenders advancing such additional term loans.

      A copy of the First Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information set forth under Item 1.01 of this report is incorporated herein by reference.

      On June 16, 2005, the Borrowers borrowed $100 million as an additional term loan under the Credit Agreement. The loan bears interest at a rate of either LIBOR plus 1.75% per annum or a base rate (determined by reference to the federal funds rate or Bank of America’s prime rate) plus 0.25% per annum, as selected by the Borrowers. The additional term loans mature on November 2, 2009. Proceeds from the additional term loan were used to repay outstanding revolving loans under the Credit Agreement.

      As with other loans under the Credit Agreement, the lenders may accelerate the loan if, among other things: the Borrowers fail to make payments when due; material defaults occur under other debt agreements; certain bankruptcy or insolvency events occur; material judgments against the Borrowers or their subsidiaries occur; the Borrowers or their subsidiaries fail to comply with certain covenants (subject to applicable grace periods in some cases); indebtedness is incurred in violation of the covenants; or prohibited liens arise.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	The following exhibits are filed with this report:

Exhibit Number	Description

10.1	First Amendment to Senior Secured Credit Agreement, dated as of June 16, 2005, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated: June 22, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated: June 22, 2005

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, INC., Its General Partner
/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Senior Secured Credit Agreement, dated as of June 16, 2005, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein.